SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2005

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

VCampus Corporation issued the following press release earlier today:

VCAMPUS RECEIVES NASDAQ DEFICIENCY NOTICE

RELATED TO MINIMUM BID PRICE RULE

VCampus Has at Least 180 Days to Regain Compliance

RESTON, VA, October 28, 2005 - VCampus Corporation (NASDAQ: VCMP) today announced it received a notice on October 28, 2005 from the Nasdaq Stock Market indicating the company is not in compliance with Nasdaq’s requirements for continued listing because, for the previous 30 consecutive business days, the bid price of the company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”).  Such letters are standard procedure when a listed company does not meet the minimum bid price requirement.   Nasdaq stated in its notice that in accordance with Nasdaq Marketplace Rules, VCampus will be provided 180 calendar days, or until April 26, 2006, to regain compliance with the Minimum Bid Price Rule.  This notification has no effect on the listing of the company’s common stock at this time.

If at any time before April 26, 2006, the bid price of the company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide the company written notification that it has achieved compliance with the Minimum Bid Price Rule.  In addition, even if VCampus does not regain compliance with the Minimum Bid Price Rule by April 26, 2006, VCampus will be eligible for another 180-day compliance period (until October 23, 2006) if it then meets the Nasdaq Capital Market initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c), other than the minimum bid price requirement.  VCampus does not currently meet the initial listing criteria and no assurance can be given that VCampus will regain compliance during the initial 180-day compliance period or that it will be eligible for the additional 180-day compliance period, or if applicable, that it will regain compliance during any additional compliance period.  If VCampus is not eligible for an additional compliance period, or it does not regain compliance during any additional compliance period, Nasdaq would then provide the company with written notice that its common stock would be delisted from the Nasdaq Capital Market.  In such event, VCampus would be able to appeal the delisting determination, which would stay the delisting proceedings pending resolution of the appeal.

In the event the company’s common stock were delisted from the Nasdaq Capital Market, the company expects that its common stock would be eligible for quotation on the Nasdaq Over-the-Counter Bulletin Board without interruption or delay.

About VCampus®

VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner™ Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services. With over a decade of e-Learning experience, VCampus has delivered 3.0 million courses to 950,000 desktops/users in associations, non-profits, corporations, government agencies and higher education institutions. VCampus distributes a courseware library of more than 3,400 web-based courses. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” and “Select Partner” are registered trademarks of VCampus Corporation.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “designed to,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk and Uncertainties” in our Annual Report on Form 10-K for the year ended December 31, 2004 and other SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: October 28, 2005
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer